UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200 Calabasas, California		91302
(Address of Principal Executive Offices)		Zip Code

(818) 591-0776
(Registrant's telephone number, including area code)

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2008, we notified the Nasdaq Stock Market ("Nasdaq") that we no longer satisfy Marketplace Rule 4350, regarding board composition, for continued listing on Nasdaq. On December 15, 2008, we received a Nasdaq Staff Deficiency Letter indicating that they had received our notification and that they agree that we are not currently in compliance with the independent director composition requirements of Nasdaq Marketplace Rule 4350. That rule provides that for Nasdaq-listed companies, a majority of the board must be comprised of independent directors. We were no longer in compliance as a result of the unanticipated death of our independent board member, Ralph Clements on November 29, 2008.

Consistent with Marketplace Rule 4350(c)(1), Nasdaq has provided us a “cure period” to regain compliance, until our next annual meeting, which last year occurred in July. We intend to appoint a new independent director to serve on our board and to be in full compliance with the Marketplace Rules within the cure period.

Item 7.01 Regulation FD Disclosure.

On December 16, 2008, we issued a press release about our receipt of the Nasdaq Staff Deficiency Letter. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information in the press release is not to be deemed “filed” for purposes of the Securities Exchange Act of 1934 and is not incorporated by reference in any registration statement under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release regarding Notice of Non-Compliance with NASDAQ Marketplace Rule 4350, issued on December 16, 2008 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2008	National Technical Systems, Inc. By: /s/ Raffy Lorentzian Name: Raffy Lorentzian Title: Senior Vice President and Chief Financial Officer

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